Independent auditors' consent
--------------------------------------------------------------------

The board and shareholders
AXP Discovery Series, Inc.:
     AXP Core Bond Fund
     AXP Income Opportunities Fund
     AXP Limited Duration Bond Fund


We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement incorporated herein by reference.




/s/ KPMG LLP
--------------
    KPMG LLP
    Minneapolis, Minnesota
    January 27, 2004